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                                                                   EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT, dated as of this 15 day of July, 1998, is by and between SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Company") and DAVID VANDER ZANDEN ("Employee").

                                    RECITALS

    The Company desires to continue to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

     1. EMPLOYMENT AND DUTIES. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as the Chief Operating Officer of the Company and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties as Chief Operating Office hereunder under the direction of the CEO of the Company. Such duties shall be performed from headquarters in the Appleton, Wisconsin area. Through out the term of this Agreement, the Employee shall be recommended by management of the Company to its shareholders as a suitable candidate for a position on the Board of Directors of the Company.

     2. TERM OF EMPLOYMENT. Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the date of this agreement and shall continue for a period of two (2) years. This Agreement may be terminated prior to the end of the Term in the manner provided herein. In the event that this agreement is not terminated pursuant to the terms of this Agreement, following the first year of the initial term of two (2) years and any renewal terms thereof, said agreement shall extend for successive renewal terms of two
        (2) years each measured from the date of renewal, unless either party shall notify the other party of their desire to not renew the term of this agreement, with said notice to be made no later than ninety (90) days prior to the expiration of the first year of the initial term of this agreement or any then effective renewal term thereof.

     3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

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       (a) BASE SALARY. Effective on the date hereof, the base salary payable to
           Employee shall be Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year or such greater amount as determined from time to time by the Board of Directors of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. It is understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

       (b) INCENTIVE BONUS. During the initial term and any extensions thereof, Employee shall be eligible to receive an incentive bonus based upon his participation in the Company's senior management bonus program as specified in Exhibit A as attached hereto. The first and last years of employment will be prorated.

       (c) PERQUISITES, BENEFITS, AND OTHER COMPENSATION. During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board or the Chief Executive Officer of the Company.

       (d) STOCK OPTIONS.

           The Employee shall be granted a combination of options granted under the School Specialty, Inc, 1998 Stock Incentive Plan Incentive Stock Option Agreement ("ISO") (as defined and qualified under section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and School Specialty, Inc, 1998 Stock Incentive Plan Nonqualified Stock Option Agreement ("NSO") in a total amount of 230,620 shares of common stock of the Company (the "Option Shares"). The Option Shares shall be composed of the maximum amount of shares permitted to be issued under the terms of the ISO with the balance to be issued under the terms of the NSO. The ability to purchase the Option Shares shall have the following characteristics: (i) an exercise price equal to $15.50 per share;
           (ii) expiration date of June 10, 2008; (iii) fully vested when granted but with no right to exercise before June 10, 1999 (unless the Compensation Committee of the Board of Directors of the Company provides otherwise before such date); and (iv) subject to forfeiture on conditions as provided in the ISO and/or NSO documents.


     4. COVENANTS AND CONDITIONS.

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       (a) The Employee will acquire information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business. Accordingly, the Employee agrees that he shall not for the period he receives severance pay under the terms of this Employment Agreement from the Company, use for himself or disclose to any person not employed by the Company any such knowledge or information heretofore acquired or acquired during the term of this employment hereunder including but not limited to the prescribed requirements of Section 134.90 of the Wisconsin Statutes, as hereinafter amended from time to time. Nothing in this agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of trade secrets where such law provides the Company with greater protections or protections for a longer duration than that provided in this section 4 of this Agreement.

       (b) The Employee agrees that all memoranda, notes, records, papers, or other documents and all copies thereof relating to the Company's operations or business, some of which may be prepared by him, and all objects associated therewith (such as models and samples) in any way obtained by him shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any process, apparatus, or product manufactured, used, developed, investigated, or considered by the Company. The Employee shall not, except for Company use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during his employment or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company on termination of his employment, or at any other time on the Company's request, together with his written certification of compliance, except for those documents and objects received as a director of the Company.

     5. DEATH OR DISABILITY OF THE EMPLOYEE. The Employee's employment shall terminate immediately upon his death. In the event the Employee becomes physically or mentally disabled so as to become unable, for a period of more than one hundred twenty (120) consecutive working days or for more than one hundred twenty (120) working days in the aggregate during any twelve (12) month period, to perform his duties hereunder on a substantially full-time basis, the Company may at its option terminate his employment upon not less than thirty (30) days written notice. The Company's right to terminate the Employee's employment pursuant to the preceding sentence shall cease in the event the notice of termination provided for therein shall not be given during the period of the Employee's disability or within ninety (90) days after such disability ceases. In the event of termination, the Company shall be obligated to pay the Employee's salary under paragraph 3 hereof, net of the gross amount of Long Term disability benefits received by the Employee, through the

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        balance of the term of this Agreement and any then currently effective extension thereof.

     6. TERMINATION AND SEVERANCE COMPENSATION. The Company reserves the right to terminate the Employee's employment under this agreement should any of the following occur:

       (a) The Employee's commission of a felony that is an act which, in the opinion of the Board of Directors, is either abhorrent to the community or is an intentional act, which the Board of Directors considers materially damaging to the reputation of the Company or its successors or assigns.

       (b) The Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement.

       (c) The death or disability of the Employee.

        Should the term of the Employee's employment with the Company be terminated pursuant to the terms of Section 6(b), (c) and 7 herein, the Company shall pay to the Employee the Base Salary described in Section 3(a) for the balance of the then effective term of this Agreement.

     7. RIGHTS AND OBLIGATIONS OF SUCCESSORS. In the event that any of the following events occur a "Change in Control" shall be deemed to occur for the purpose of this Agreement: (a) any person or group of persons acting in concert becomes the beneficial owner, directly or indirectly (excluding ownership by or through employee benefit plans), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination less than seventy five percent (75%) of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or (c) any person or group of persons acting in concert obtains direct or indirect control of the Board of Directors of the Company, other than the current shareholders of the Company. The Employee shall have the right to terminate his employment under the terms of this Agreement for a period of Sixty (60) days following the Change in Control. In the event that the Employee shall not so elect to terminate this Agreement, then this agreement shall be assignable and transferable by the Company to any subsidiary or affiliate or to any subsidiary or affiliate of the Company affiliated with the Change in Control and shall inure to the benefit of and be binding upon the Employee and his heirs and personal representatives and the Company and its successors and assigns. In the event the Employee elects to terminate employment, the Employee shall be paid through the term of this Agreement and any then currently effective extension thereof.

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     8. COVENANT NOT TO COMPETE. In consideration of the employment hereunder, the Employee hereby agrees that during the term of his employment by the Company and for the period that severance pay is paid under the terms of this Agreement by the Company to the Employee, the Employee will not either directly or indirectly own, have proprietary interest (except for less then 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, or serve as a consultant to or in any other capacity for any firm, other than the Company and its subsidiaries, engaged in the manufacture and distribution of school supplies, equipment, furniture or other products made and distributed by the Company or any of the Company's present or future subsidiary corporations (acquired during the term of this Agreement) during the period of the Employee's employment in the area where they are engaged in business without the express written consent of the Company. The Employee agrees that a breach of the covenant contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief including damages as may be proper.

     9. NOTICE. All notices, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

           To the Company:                            School Specialty, Inc.
                                                      1000 North Bluemound Drive
                                                      P.O. Box 1579
                                                      Appleton, WI 54913-1579
                                                      Attention: Mr. Daniel P. Spalding
                                                      Fax: (920) 734-6276

           With a copy to:                            Joseph F. Franzoi IV, Esq.
                                                      Franzoi & Franzoi, S.C.
                                                      514 Racine Street
                                                      Menasha, WI 54952
                                                      Fax: (920) 725-0998

           To Employee:                               David Vander Zanden
                                                      W2810 Oakridge Drive
                                                      Appleton, WI 54915

       or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and,

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       if given by any other means, shall be deemed given only when actually received by the addressees.

    10. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    11. EXPENSES. The Company will pay all fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement.

    12. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Wisconsin, without regard to its conflict of laws principles.

    IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                          COMPANY: School Specialty, Inc.

                                          /s/ Daniel P. Spalding
                                          --------------------------------------
                                          Daniel P. Spalding, Chairman and Chief
                                          Executive Office

                                          EMPLOYEE:

                                          /s/ David Vander Zanden
                                          --------------------------------------
                                          David Vander Zanden, Individually

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